AVIS BUDGET GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

PARSIPPANY, N.J., February 21, 2018 - Avis Budget Group, Inc. (NASDAQ: CAR) today reported results for its fourth quarter and year ended December 31, 2017.

•	Revenue increased 7% in the fourth quarter to $2.0 billion and was $8.8 billion for the full year

•	Net income of $220 million, including a one-time benefit of $213 million related to U.S. tax reform, and diluted earnings per share of $2.65 in the quarter

•	Full-year net income of $361 million and diluted earnings per share of $4.25, including the one-time benefit related to U.S. tax reform

•	Adjusted EBITDA increased 16% to $140 million and Adjusted diluted earnings per share increased to $0.45 in the quarter

•	Full year Adjusted EBITDA of $735 million and Adjusted diluted earnings per share of $2.85

•	Company provides 2018 revenues, Adjusted earnings and Adjusted free cash flow projections

“Our fourth quarter results reflect the achievement of strong global volume growth, positive pricing in the Americas and the benefits from our relentless focus on costs,” said Larry De Shon, Avis Budget Group President and Chief Executive Officer. “Looking forward, I believe we have substantial opportunities to leverage technology to both improve our customers' experience and drive efficiencies throughout our organization, and will continue to position ourselves to benefit from the evolving mobility landscape.”

Revenue growth of 7% in the fourth quarter led to a $140 million improvement compared to the prior year. This growth was driven by a 7% increase in overall rental days and higher year-over-year local currency time and mileage revenue per day. Net income improved to $220 million, or $2.65 per diluted share, Adjusted EBITDA increased 16% to $140 million in the quarter and Adjusted net income increased to $38 million, or $0.45 per diluted share.

Revenue growth of 2% for the full year to $8.8 billion was driven by a 5% increase in rental days partially offset by a 2% reduction in local currency time and mileage revenue per day and lower ancillary revenue per day. Americas per-unit fleet costs increased 6% year-over-year in 2017, but were largely unchanged in the fourth quarter as used car values normalized. Net income was $361 million, or $4.25 per diluted share. Full-year Adjusted EBITDA was $735 million and Adjusted net income was $242 million, or $2.85 per diluted share.

Business Segment Discussion

Americas

$ millions *	2017	2016	% change
Revenues	1,382	1,343	3%
Adjusted EBITDA	107	101	6%
Per-unit fleet costs	309	308	0%
* Excluding per-unit fleet costs

Revenue growth in the quarter resulted from a 3% increase in volume and a more than 2% increase in local currency time and mileage revenue per day, partially offset by 2% lower ancillary revenue per day. This revenue growth, as well as strong cost management resulted in a 6% increase in Adjusted EBITDA to $107 million in the quarter.

International

$ millions *	2017	2016	% change
Revenues	637	536	19%
Adjusted EBITDA	45	36	25%
Per-unit fleet costs	239	236	1%
* Excluding per-unit fleet costs

Revenue grew 19% in the quarter, or 12% in local currency, driven by a 15% increase in rental days, including an 8% benefit from the acquisition of FranceCars. This strong revenue growth, together with our cost-cutting initiatives and a $4 million benefit from currency resulted in a 25% increase in Adjusted EBITDA to $45 million.

Balance Sheet

The Company's corporate debt was approximately $3.6 billion at the end of 2017 and cash and cash equivalents totaled $611 million, compared to $3.5 billion of corporate debt at year end 2016 and cash and cash equivalents of $490 million.

Other Items

U.S. Tax Reform - The Company reported a net tax benefit of $213 million in the fourth quarter of 2017 to reflect the impact of tax reform in the U.S.  This estimated net benefit is the result of a $317 million revaluation of net deferred tax liabilities from the reduction in the U.S. federal corporate tax rate, partially offset by a $104 million one-time tax charge on cumulative foreign earnings. The Company has accounted for the estimate of these items based on the best available information to date and expects to finalize its accounting within a subsequent measurement period during 2018. The Company expects the reduction of the U.S. federal corporate tax rate to result in an effective tax rate of 25% to 27% in 2018.

Revolving Credit Facility and Term Loan - During February 2018, the Company extended the term of its $1.8 billion senior revolving credit facility for an additional two years to 2023 and extended the maturity of its $1.1 billion term loan for an additional three years to 2025, with no change to the rate of interest charged. The financial covenant contained in the Company's overall senior credit facility was changed to a consolidated first lien leverage ratio not to exceed 2.5 times consolidated Adjusted EBITDA, as defined in the agreement.

Share Repurchases - The Company repurchased approximately 1.9 million shares of its common shares in the fourth quarter, or 2% of its shares outstanding, at a cost of $73 million, bringing the full-year share repurchases to 6.1 million shares at a cost of $200 million. Weighted average diluted shares outstanding (as used to calculate Adjusted diluted earnings per share) were 82.7 million in the fourth quarter compared to 88.9 million the prior year, a 7% year-over-year reduction.

Outlook
Our full-year 2018 outlook includes non-GAAP financial measures and excludes the impact from future changes in currency exchange rates. The Company believes that it is impracticable to provide a reconciliation to the most comparable GAAP measures due to the forward-looking nature of these forecasted Adjusted earnings metrics and the degree of uncertainty associated with forecasting the reconciling items and amounts. The Company further believes that providing estimates of the amounts that would be required to reconcile the forecasted adjusted measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors. The after-tax effect of reconciling items could be significant to the Company’s future quarterly or annual results.

The Company today provides its estimated full-year 2018 results as follows:

$ millions *	2018 Estimates
Revenues	$9,200 - $9,450
Adjusted EBITDA	$740 - $820
Adjusted pretax income	$330 - $410
Adjusted net income	$240 - $310
Adjusted diluted earnings per share	$2.90 - $3.75
Adjusted free cash flow	$325 - $375
* Excluding Adjusted diluted earnings per share.

Additional Guidance Details:

Americas

% change	vs prior year
Rental days	1.0% - 3.0%
Total revenue per day (A)	0.0% - 2.0%
Per-unit fleet costs	(1.0%) - 1.0%
Total revenue per day and per-unit fleet costs exclude the impact from future changes in currency exchange rates. Total revenue per day also reflects the impact of the newly adopted revenue recognition standard pertaining to customer loyalty programs.

International

% change	vs prior year
Rental days	5.0% - 7.0%
Total revenue per day (A)	(2.0%) - 0.0%
Per-unit fleet costs	0.0% - 2.0%
Total revenue per day and per-unit fleet costs exclude the impact from future changes in currency exchange rates.

(A) Effective January 1, 2018, management will begin measuring overall pricing performance using total revenue per day (RPD), which we will define as net revenue divided by rental days. We believe this is meaningful to investors as it represents a measurement of underlying pricing in our business. Our calculation of RPD may not be comparable to the calculation of similarly-titled statistics by other companies.

Investor Conference Call
Avis Budget Group will host a conference call to discuss fourth quarter results and its outlook on February 22, 2018, at 8:30 a.m. (ET). Investors may access the call and supporting presentation materials at ir.avisbudgetgroup.com or by dialing (630) 395-0021 and providing the participant passcode 2995545. Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at ir.avisbudgetgroup.com following the call. A telephone replay will be available from 11:00 a.m. (ET) on February 22 until 10:00 p.m. (ET) on March 9 at (203) 369-3463.

About Avis Budget Group
Avis Budget Group, Inc. is a leading global provider of vehicle rental and other mobility solutions, both through its Avis and Budget brands, which have more than 11,000 rental locations in approximately 180 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than one million members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australasia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 31,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to our outlook, future results, future fleet costs, acquisition synergies, cost-saving initiatives and future share repurchases are also forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, the Company’s ability to promptly and effectively integrate acquired businesses, any change in economic conditions generally, particularly during our peak season or in key market segments, the high level of competition in the vehicle rental industry, a change in our fleet costs as a result of a change in the cost of new vehicles, manufacturer recalls and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply our rental vehicles, which could impact their ability to perform their obligations under our repurchase and/or guaranteed depreciation arrangements, any change in travel demand, including changes in airline passenger traffic, any occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our global operations, including the funding of our vehicle fleet via the asset-backed securities market, any changes to the cost or supply of fuel, any fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, our ability to meet the financial and other covenants contained in the agreements governing our indebtedness, risks associated with litigation, governmental or regulatory inquiries or investigations involving the Company, changes in tax or other regulations, changes to our share repurchase plans, risks related to acquisitions, and our ability to accurately estimate our future results and implement our strategy for cost savings and growth. Other unknown or unpredictable factors could also have material adverse effects on the Company’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group’s Annual Report on Form 10-K for the year ended December 31, 2017 included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in other filings and furnishings made by the Company with the SEC from time to time. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release includes financial measures such as Adjusted EBITDA and Adjusted free cash flow, as well as metrics that exclude certain items that are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. Important information regarding such measures is contained on Table 1, Table 4 and Table 5 of this release. The Company and its management believe that these non-GAAP measures are useful to investors in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, Adjusted free cash flow, Adjusted pretax income, Adjusted net income and Adjusted diluted earnings per share are net income (loss), net cash provided by operating activities, income (loss) before income taxes, net income (loss) and diluted (loss) earnings per share, respectively. Foreign currency translation impacts on the Company’s results are quantified by translating the current period’s non-U.S.-dollar-denominated results using the currency exchange rates of the prior period of comparison plus any related gains and losses on currency hedges. Per-unit fleet costs, which represent vehicle depreciation, lease charges and gain or loss on vehicle sales, divided by average rental fleet excludes our U.S. truck rental operations and is calculated on a per-month basis.

Contacts
Media Contact:	Investor Contact:
Alice Pereira	Neal Goldner
(973) 496-3916	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

# # #
Tables Follow

Table 1
Avis Budget Group, Inc.
SUMMARY DATA SHEET
(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Income Statement and Other Items
Net revenues	$2,019	$1,879	7%	$8,848	$8,659	2%
Income (loss) before income taxes	1	(43)	*	211	279	(24%)
Net income (loss)	220	(31)	*	361	163	*
Earnings (loss) per share - Diluted	2.65	(0.35)	*	4.25	1.75	*

Adjusted Earnings Metrics (non-GAAP) (A)
Adjusted EBITDA	140	121	16%	735	838	(12%)
Adjusted pretax income	42	25	68%	346	441	(22%)
Adjusted net income	38	13	*	242	273	(11%)
Adjusted earnings per share - Diluted	0.45	0.15	*	2.85	2.93	(3%)

	As of
	December 31, 2017	December 31, 2016
Balance Sheet Items
Cash and cash equivalents	$611	$490
Vehicles, net	10,626	10,464
Debt under vehicle programs	9,221	8,878
Corporate debt	3,599	3,523
Stockholders’ equity	573	221

Segment Results
	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Net Revenues
Americas	$1,382	$1,343	3%	$6,100	$6,121	—%
International	637	536	19%	2,748	2,538	8%
Corporate and Other	—	—	*	—	—	*
Total Company	$2,019	$1,879	7%	$8,848	$8,659	2%

Adjusted EBITDA (A)
Americas	$107	$101	6%	$486	$633	(23%)
International	45	36	25%	305	273	12%
Corporate and Other	(12)	(16)	*	(56)	(68)	*
Total Company	$140	$121	16%	$735	$838	(12%)

_______
*	Not meaningful.
(A)	See Table 5 for definitions and reconciliations of non-GAAP measures.

Table 2

Avis Budget Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues
Vehicle rental	$1,421	$1,309	$6,219	$6,081
Other	598	570	2,629	2,578
Net revenues	2,019	1,879	8,848	8,659

Expenses
Operating	1,059	1,001	4,472	4,382
Vehicle depreciation and lease charges, net	504	476	2,221	2,047
Selling, general and administrative	245	238	1,120	1,134
Vehicle interest, net	71	69	286	284
Non-vehicle related depreciation and amortization	65	64	259	253
Interest expense related to corporate debt, net:
Interest expense	46	46	188	203
Early extinguishment of debt	—	17	3	27
Restructuring and other related charges	11	3	63	29
Transaction-related costs, net	15	8	23	21
Impairment	2	—	2	—
Total expenses	2,018	1,922	8,637	8,380

Income (loss) before income taxes	1	(43)	211	279
Provision for (benefit from) income taxes	(219)	(12)	(150)	116
Net income (loss)	$220	$(31)	$361	$163

Earnings (loss) per share
Basic	$2.70	$(0.35)	$4.32	$1.78
Diluted	$2.65	$(0.35)	$4.25	$1.75

Weighted average shares outstanding
Basic	81.3	87.4	83.4	92.0
Diluted	82.7	87.4	84.8	93.3

Table 3
Avis Budget Group, Inc.
SEGMENT REVENUE DRIVER ANALYSIS

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% Change	2017	2016	% Change

Americas

Rental Days (000’s)	23,430	22,786	3%	102,541	100,793	2%
Time & Mileage Revenue per Day (A)	$39.32	$38.32	3%	$40.03	$40.38	(1%)
Average Rental Fleet	365,102	354,697	3%	391,966	384,914	2%

International

Rental Days (000’s)	11,853	10,288	15%	51,702	46,280	12%
Time & Mileage Revenue per Day (B)	$32.13	$30.08	7%	$31.52	$32.01	(2%)
Average Rental Fleet	186,811	163,034	15%	198,511	176,770	12%

Total

Rental Days (000’s)	35,283	33,074	7%	154,243	147,073	5%
Time & Mileage Revenue per Day	$36.90	$35.76	3%	$37.18	$37.74	(1%)
Average Rental Fleet	551,913	517,731	7%	590,477	561,684	5%
_______
Rental days and time & mileage revenue per day are calculated based on the actual rental of the vehicle during a 24-hour period. Our calculation of rental days and time & mileage revenue per day may not be comparable to the calculation of similarly-titled statistics by other companies. Amounts exclude U.S. truck rental and Zipcar transactions.

(A)	Changes in currency exchange rates had a 1% favorable effect and no effect in the three months and year ended December 31, 2017, respectively.
(B)	Changes in currency exchange rates had a 6% and 1% favorable effect in the three months and year ended December 31, 2017, respectively.

Table 4

Avis Budget Group, Inc.
CONSOLIDATED CONDENSED SCHEDULES OF CASH FLOWS AND ADJUSTED FREE CASH FLOWS
(In millions)

CONSOLIDATED CONDENSED SCHEDULE OF CASH FLOWS

Year Ended December 31, 2017
Operating Activities
Net cash provided by operating activities	$2,648

Investing Activities
Net cash used in investing activities exclusive of vehicle programs	(205)
Net cash used in investing activities of vehicle programs	(1,999)
Net cash used in investing activities	(2,204)

Financing Activities
Net cash provided by (used in) financing activities exclusive of vehicle programs	(235)
Net cash provided by (used in) financing activities of vehicle programs	(73)
Net cash provided by (used in) financing activities	(308)

Effect of changes in exchange rates on cash and cash equivalents, program and restricted cash	45
Net change in cash and cash equivalents, program and restricted cash	181
Cash and cash equivalents, program and restricted cash, beginning of period	720
Cash and cash equivalents, program and restricted cash, end of period	$901

CONSOLIDATED SCHEDULE OF ADJUSTED FREE CASH FLOWS (A)

Year Ended December 31, 2017
Income before income taxes	$211
Add-back of non-vehicle related depreciation and amortization	259
Add-back of debt extinguishment costs	3
Add-back of transaction-related costs	23
Working capital and other	(11)
Capital expenditures	(198)
Tax payments, net of refunds	(58)
Vehicle programs and related (B)	125
Adjusted Free Cash Flow	354

Acquisition and related payments, net of acquired cash	(21)
Borrowings, net of debt repayments	(16)
Transaction-related payments	(15)
Repurchases of common stock	(210)
Change in program cash	46
Foreign exchange effects, financing costs and other	43
Net change in cash and cash equivalents, program and restricted cash (per above)	$181

_______
(A)	See Table 5 for a description of Free Cash Flow.
(B)	Includes vehicle-backed borrowings (repayments) that are incremental to amounts required to fund incremental (reduced) vehicle and vehicle-related assets.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Year Ended December 31, 2017
Net cash provided by operating activities (per above)	$2,648
Investing activities of vehicle programs	(1,999)
Financing activities of vehicle programs	(73)
Capital expenditures	(198)
Proceeds received on asset sales	8
Change in program cash	(46)
Change in restricted cash	(1)
Acquisition-related payments	—
Transaction-related payments	15
Adjusted Free Cash Flow (per above)	$354

Table 5
Avis Budget Group, Inc.
DEFINITIONS AND RECONCILIATIONS OF NON-GAAP MEASURES
(In millions, except per share data)

The accompanying press release includes certain non-GAAP (generally accepted accounting principles) financial measures as defined under SEC rules. To the extent not provided in the press release or accompanying tables, we have provided below the reasons we present these non-GAAP financial measures, a description of what they represent and a reconciliation to the most comparable financial measure calculated and presented in accordance with GAAP.
DEFINITIONS
Adjusted EBITDA
The accompanying press release presents Adjusted EBITDA, which represents income (loss) from continuing operations before non-vehicle related depreciation and amortization, any impairment charges, restructuring and other related charges, early extinguishment of debt costs, non-vehicle related interest, transaction-related costs, net charges for unprecedented personal-injury legal matters and income taxes. Net charges for unprecedented personal-injury legal matters are recorded within operating expenses in our consolidated statement of operations. We have revised our definition of Adjusted EBITDA to exclude costs associated with the separation of certain officers of the Company and our limited voluntary opportunity plans, which offered certain employees the limited opportunity to elect resignation from employment for enhanced severance benefits. Costs associated with the separation of certain officers and our limited voluntary opportunity plans are recorded as part of restructuring and other related charges in our consolidated statement of operations. We did not revise prior years' Adjusted EBITDA amounts because there were no costs similar in nature to these costs. Adjusted EBITDA includes stock-based compensation expense and deferred financing fee amortization totaling $10 million and $12 million in fourth quarter 2017 and 2016, respectively, and totaling $34 million and $53 million in the year ended December 31, 2017 and 2016, respectively.

We and our management believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period. Adjusted EBITDA is the measure that is used by our management, including our chief operating decision maker, to perform such evaluation. Adjusted EBITDA is also a component in the determination of management's compensation. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Adjusted Earnings Metrics
The accompanying press release and tables present Adjusted pretax income, Adjusted net income and Adjusted diluted earnings per share for the three months and year ended December 31, 2017 and 2016, which exclude certain items. We and our management believe that these measures referred to above are useful to investors as supplemental measures in evaluating the aggregate performance of the Company. We exclude restructuring expense, transaction-related costs, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business less a provision for income taxes derived utilizing applicable statutory tax rates for each item.

Reconciliations of net income, income before income taxes and diluted earnings per share to Adjusted EBITDA and our Adjusted earnings metrics are as follows:

		Three Months Ended December 31,
Reconciliation of net income (loss) to Adjusted EBITDA:		2017	2016

	Net income (loss)	$220	$(31)
	Benefit from income taxes	(219)	(12)
	Income (loss) before income taxes	1	(43)

	Add certain items:
	Transaction-related costs, net	15	8
	Acquisition-related amortization expense	13	14
	Restructuring and other related charges	11	3
	Impairment	2	—
	Early extinguishment of debt	—	17
	Charges for legal matter, net (A)	—	26
	Adjusted pretax income	42	25

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	52	50
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	46	46
	Adjusted EBITDA	$140	$121

Reconciliation of net income (loss) to Adjusted net income:

	Net income (loss)	$220	$(31)
	Add certain items, net of tax:
	Transaction-related costs, net	13	6
	Acquisition-related amortization expense	9	10
	Restructuring and other related charges	8	2
	Impairment	1	—
	Early extinguishment of debt	—	10
	Charges for legal matter, net	—	16
	Income tax benefit from the Tax Act (B)	(213)	—
	Adjusted net income	$38	$13

	Earnings per share - Diluted	$2.65	$(0.35)

	Adjusted diluted earnings per share	$0.45	$0.15

	Shares used to calculate Adjusted diluted earnings per share	82.7	88.9

		Year Ended December 31,
Reconciliation of net income to Adjusted EBITDA:		2017	2016

	Net income	$361	$163
	Provision for (benefit from) income taxes	(150)	116
	Income before income taxes	211	279

	Add certain items:
	Restructuring and other related charges	63	29
	Acquisition-related amortization expense	58	59
	Transaction-related costs, net	23	21
	Early extinguishment of debt	3	27
	Impairment	2	—
	Charges for legal matter, net (A)	(14)	26
	Adjusted pretax income	346	441

Add:	Non-vehicle related depreciation and amortization (excluding acquisition-related amortization expense)	201	194
	Interest expense related to corporate debt, net (excluding early extinguishment of debt)	188	203
	Adjusted EBITDA	$735	$838

Reconciliation of net income to Adjusted net income:

	Net Income	$361	$163
	Add certain items, net of tax:
	Restructuring and other related charges	41	22
	Acquisition-related amortization expense	39	40
	Transaction-related costs, net	19	16
	Early extinguishment of debt	2	16
	Impairment	1	—
	Charges for legal matter, net	(8)	16
	Income tax benefit from the Tax Act (B)	(213)	—
	Adjusted net income	$242	$273

	Earnings per share - Diluted	$4.25	$1.75

	Adjusted diluted earnings per share	$2.85	$2.93

	Shares used to calculate Adjusted diluted earnings per share	84.8	93.3
_______

(A)	Reported within operating expenses in our Consolidated Statement of Operations.

(B)
As a result of the Tax Act, the adjustment of deferred taxes due to the change in corporate tax rates and recognition of incremental tax expense related to cumulative foreign earnings were a benefit of $317 million and a provision of $104 million, respectively, representing the estimated impact. This estimate will be finalized in a subsequent measurement period during 2018.

Adjusted Free Cash Flow
Represents Net Cash Provided by Operating Activities adjusted to reflect the cash inflows and outflows relating to capital expenditures, the investing and financing activities of our vehicle programs, asset sales, if any, and to exclude debt extinguishment costs and transaction-related costs. We believe that Adjusted Free Cash Flow is useful to management and investors in measuring the cash generated that is available to be used to repurchase stock, repay debt obligations, pay dividends and invest in future growth through new business development activities or acquisitions. Adjusted Free Cash Flow should not be construed as a substitute in measuring operating results or liquidity, and our presentation of Adjusted Free Cash Flow may not be comparable to similarly-titled measures used by other companies. A reconciliation of Adjusted Free Cash Flow to the appropriate measure recognized under GAAP is provided on Table 4.

Table 6
Avis Budget Group, Inc.
SEGMENT REVENUE PER DAY RECONCILATION
(In millions, except as noted)

Effective January 1, 2018, management will begin measuring overall pricing performance using Revenue per Day (RPD), which we define as net revenue divided by rental days. We believe this is meaningful to investors as it represents a measurement of underlying pricing in our business. Our calculation of RPD may not be comparable to the calculation of similarly-titled statistics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rate. The table below illustrates the reconciliation of RPD.

	FOR THE YEAR ENDED DECEMBER 31, 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Americas
Net revenue	$1,314	$1,565	$1,839	$1,382	$6,100
Currency exchange rate effects	(3)	3	(6)	(3)	(9)
Net revenue excluding exchange rate effects	$1,311	$1,568	$1,833	$1,379	$6,091
Rental days (000's)	24,271	28,047	30,256	24,774	107,348
RPD (in $'s)	$54.13	$55.79	$60.78	$55.78	$56.82
RPD excluding exchange rate effects (in $'s)	$53.99	$55.91	$60.60	$55.64	$56.74

International
Net revenue	$525	$673	$913	$637	$2,748
Currency exchange rate effects	8	17	(36)	(38)	(49)
Net revenue excluding exchange rate effects	$533	$690	$877	$599	$2,699
Rental days (000's)	10,578	13,574	17,061	12,311	53,524
RPD (in $'s)	$49.65	$49.60	$53.52	$51.71	$51.35
RPD excluding exchange rate effects (in $'s)	$50.43	$50.80	$51.38	$48.68	$50.43

Total
Net revenue	$1,839	$2,238	$2,752	$2,019	$8,848
Currency exchange rate effects	5	20	(42)	(41)	(58)
Net revenue excluding exchange rate effects	$1,844	$2,258	$2,710	$1,978	$8,790
Rental days (000's)	34,849	41,621	47,317	37,085	160,872
RPD (in $'s)	$52.77	$53.78	$58.16	$54.43	$55.00
RPD excluding exchange rate effects (in $'s)	$52.91	$54.25	$57.28	$53.33	$54.64

	FOR THE YEAR ENDED DECEMBER 31, 2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Americas
Net revenue	$1,364	$1,593	$1,821	$1,343	$6,121
Rental days (000's)	24,218	27,513	30,004	24,171	105,906
RPD (in $'s)	$56.34	$57.87	$60.70	$55.57	$57.80

International
Net revenue	$517	$650	$835	$536	$2,538
Rental days (000's)	9,806	12,169	15,136	10,717	47,828
RPD (in $'s)	$52.68	$53.45	$55.17	$50.05	$53.07

Total
Net revenue	$1,881	$2,243	$2,656	$1,879	$8,659
Rental days (000's)	34,024	39,682	45,140	34,888	153,734
RPD (in $'s)	$55.28	$56.51	$58.84	$53.87	$56.33

Table 7
Avis Budget Group, Inc.
SEGMENT PER-UNIT FLEET COST RECONCILATION
(In millions, except as noted)

Effective January 1, 2018, management will begin measuring per-unit fleet cost as vehicle depreciation and lease charges, net divided by average fleet. We believe this is meaningful to investors as it represents a measurement of underlying depreciation and lease charges, net per vehicle per month in our business. Our calculation of per-unit fleet cost may not be comparable to the calculation of similarly-titled statistics by other companies. Currency exchange rate effects are calculated by translating the current-year results at the prior-period average exchange rate. The table below illustrates the reconciliation of per-unit fleet cost.

	FOR THE YEAR ENDED DECEMBER 31, 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Americas
Vehicle depreciation and lease charges, net	$396	$461	$445	$369	$1,671
Currency exchange rate effects	1	(1)	1	1	2
Vehicle depreciation and lease charges, net excluding exchange rate effects	$397	$460	$446	$370	$1,673
Average fleet (in units)	394,712	446,104	451,817	393,509	421,536
Per-unit fleet cost (in $'s)	$1,005	$1,034	$985	$937	$3,965
Number of months in period	3	3	3	3	12
Per-unit fleet cost per month (in $'s)	$335	$345	$328	$312	$330
Per-unit fleet cost per month excluding exchange rate effects (in $'s)	$336	$344	$329	$313	$331

International
Vehicle depreciation and lease charges, net	$108	$136	$171	$135	$550
Currency exchange rate effects	(3)	(3)	7	8	9
Vehicle depreciation and lease charges, net excluding exchange rate effects	$105	$133	$178	$143	$559
Average fleet (in units)	170,535	210,734	247,743	193,297	205,577
Per-unit fleet cost (in $'s)	$628	$648	$691	$697	$2,672
Number of months in period	3	3	3	3	12
Per-unit fleet cost per month (in $'s)	$209	$216	$230	$232	$223
Per-unit fleet cost per month excluding exchange rate effects (in $'s)	$205	$210	$239	$247	$226

Total
Vehicle depreciation and lease charges, net	$504	$597	$616	$504	$2,221
Currency exchange rate effects	(2)	(4)	8	9	11
Vehicle depreciation and lease charges, net excluding exchange rate effects	$502	$593	$624	$513	$2,232
Average fleet (in units)	565,247	656,838	699,560	586,806	627,113
Per-unit fleet cost (in $'s)	$891	$910	$881	$858	$3,541
Number of months in period	3	3	3	3	12
Per-unit fleet cost per month (in $'s)	$297	$303	$294	$286	$295
Per-unit fleet cost per month excluding exchange rate effects (in $'s)	$296	$301	$297	$291	$297

	FOR THE YEAR ENDED DECEMBER 31, 2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Americas
Vehicle depreciation and lease charges, net	$363	$413	$424	$359	$1,559
Average fleet (in units)	387,874	437,024	454,618	385,662	416,295
Per-unit fleet cost (in $'s)	$936	$944	$933	$931	$3,745
Number of months in period	3	3	3	3	12
Per-unit fleet cost per month (in $'s)	$312	$315	$311	$310	$312

International
Vehicle depreciation and lease charges, net	$100	$119	$152	$117	$488
Average fleet (in units)	154,844	189,176	219,195	170,006	183,305
Per-unit fleet cost (in $'s)	$647	$633	$692	$689	$2,666
Number of months in period	3	3	3	3	12
Per-unit fleet cost per month (in $'s)	$216	$211	$231	$230	$222

Total
Vehicle depreciation and lease charges, net	$463	$532	$576	$476	$2,047
Average fleet (in units)	542,718	626,200	673,813	555,668	599,600
Per-unit fleet cost (in $'s)	$853	$850	$855	$857	$3,415
Number of months in period	3	3	3	3	12
Per-unit fleet cost per month (in $'s)	$284	$283	$285	$286	$285